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                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 7, 1999, with respect to the financial statements of PrimeVision Health, Inc. and subsidiaries included in the Registration Statement Form S-4 and related Proxy Statement/Prospectus of Saratoga Resources, Inc. for the registration of 8,800,000 shares of its common stock.


                                             /s/ Ernst & Young LLP


Raleigh, North Carolina
May 14, 1999